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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 2, 2007

BIG CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870	61-1500382
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 685-3122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 2, 2007, Big Cat Energy Corporation entered into an agreement with Black Diamond Resources, Inc. of Buffalo, Wyoming to permit two coal bed methane wells and lease two ARID tools for the permitted wells for approximately $9,500.00 per year.

On February 1, 2007, Big Cat Energy Corporation entered into an agreement with Williams Production RMT Company of Gillette, Wyoming, to permit up to 500 coal bed methane wells for the ARID tool and process from January 30, 2007 through January 29, 2008 (one year). Big Cat Energy Corporation will be paid a fee of $300.00 per permit. This up-front $300.00 permitting fee will eventually be deducted from the first annual lease payment for the ARID tool installed in the permitted coal bed methane well.

ITEM 7.01     REGULATION FD DISCLOSURE

On January 2, 2007, Big Cat Energy Corporation entered into an agreement with Black Diamond Resources, Inc. of Buffalo, Wyoming to permit two coal bed methane wells and lease two ARID tools for the permitted wells for approximately $9,500.00 per year.

On February 1, 2007, Big Cat Energy Corporation entered into an agreement with Williams Production RMT Company of Gillette, Wyoming, to permit up to 500 coal bed methane wells for the ARID tool and process from January 30, 2007 through January 29, 2008 (one year). Big Cat Energy Corporation will be paid a fee of $300.00 per permit. This up-front $300.00 permitting fee will eventually be deducted from the first annual lease payment for the ARID tool installed in the permitted coal bed methane well.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Document Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of February, 2007.

BIG CAT ENERGY CORPORATION

BY:	ROBERT GOODALE
Robert Goodale, Secretary/Treasurer, Principal Accounting Officer, and Principal Financial Officer